                                                                  EXHIBIT 11.2

                         LANDSTAR SYSTEM, INC. AND SUBSIDIARY
                       CALCULATION OF DILUTED EARNINGS PER SHARE
                       (In thousands, except per share amounts)
                                       (Unaudited)
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                                                           Twenty-Six                        Thirteen
                                                           Weeks Ended                     Weeks Ended
                                                  ---------------------------     ---------------------------
                                                      June 30,       June 24,          June 30,      June 24,
                                                          2001           2000              2001          2000
                                                  ------------   ------------     -------------   -----------

Net income                                        $     19,287   $     17,776     $     10,933   $      9,437
                                                  ============   ============     ============   ============

Average number of common shares
    outstanding                                          8,503          9,024            8,494          8,880

  Plus: Incremental shares from
    assumed exercise of stock
    options                                                215            213              213            224
                                                  ------------   ------------     ------------   ------------
Average number of common shares
    and common share equivalents
    outstanding                                          8,718          9,237            8,707          9,104
                                                  ============   ============     ============   ============

Diluted earnings per share                        $       2.21   $       1.92     $       1.26   $       1.04
                                                  ============   ============     ============   ============

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